

<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter World Currency Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                      26,130,701
<SECURITIES>                                         0
<RECEIVABLES>                                   76,126<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              25,105,387<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                25,105,387<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,274,004<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,956,216
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                               (682,212)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                           (682,212)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (682,212)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $76,126.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $1,101,440.
<F3>Liabilities include redemptions payable of $248,498, accrued management fees of $62,749, and accrued administrative expenses of $5,977.
<F4>Total revenue includes realized trading revenue of $2,059,332, net change in unrealized of $(1,876,969) and interest income of $1,091,641.

